UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-27836 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100
(Address of principal executive offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: +972-4-988-9488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 29, 2007, Protalix BioTherapeutics, Inc. (the “Company”), issued a press release announcing that its board of directors has set the close of business on December 24, 2007, as the record date for shareholders entitled to receive notice of, and to vote at, the Company’s 2007 Annual Meeting of Shareholders.

In addition, the Company announced that the deadline for submitting a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting of Shareholders and for submitting a “timely” proposal for purposes of Rule 14a-4(c) under the Exchange Act has been extended through December 24, 2007, and that in order for a proposal to be considered timely, it must be received by the Company on or prior to such date at its principal executive offices at 2 Snunit Street, Science Park, POB 455, Carmiel, Israel 20100.

A copy of the press release dated November 29, 2007, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release dated November 29, 2007, titled “Protalix BioTherapeutics Sets Record Date for Annual Meeting of Shareholders.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: November 29, 2007	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and Chief Executive Officer